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                                                                    Exhibit 10.7

                          EQUIPMENT PURCHASE AGREEMENT


         EQUIPMENT Purchase Agreement (the "Agreement"), dated June 12, 2001, by and between International Ingredient Corporation, located at 4240 Utah Street, St. Louis, MO 63116 (the "IIC"), and Lucille Farms, Inc., 150 River Road, Montville, NJ 07045 (the "L/F").

         WHEREAS, L/F and IIC are party to that certain Production and Sales Agreement, made the 27th day of February, 1998, pursuant to which, among other things, IIC installed certain roll drying equipment (the "Equipment") for the drying of liquid whey at L/F's cheese manufacturing facility in Swanton, Vermont (a list of which Equipment is attached hereto as Exhibit A and made a part hereof); and

         WHEREAS, L/F desires to purchase from IIC, and IIC desires to sell to L/F, the Equipment, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:


1. Sale and Purchase of the Equipment. At the Closing (as hereinafter defined) IIC shall sell to L/F, and L/F shall purchase from IIC, all of IIC's right, title and interest in and to the Equipment, free and clear of all security interests, liens, charges, claims or other encumbrances of any kind whatsoever.

2. Purchase Price. As consideration for the Equipment, Lucille Farms shall issue and deliver to IIC $540,000 of Series A Convertible Redeemable Preferred Stock ("Preferred Stock") having the following rights, preferences and limitations:

         (a) Conversion: Convertible into shares of common stock, par value $.001 per share, of L/F (the "Common Stock") at $2.50 per share (216,000 shares).

         (b) Redemption: If the closing price for the Common Stock is $4 or greater for 10 consecutive trading days, L/F shall have the right to request, in writing, that IIC convert the Preferred Stock into Common Stock. If IIC fails to convert the Preferred Stock into Common Stock within five days after delivery of such request by L/F to IIC, then L/F thereafter shall have the right to redeem any or all shares of Preferred Stock not converted into Common Stock for the face value thereof (face value per share being defined as $540,000 divided by the number of shares of Preferred Stock initially issued and delivered to IIC hereunder).

         (c)      Voting Rights - none.

         (d)      Dividends - none.

         (e)      Preference - on liquidation.


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3. Representations and Warranties of IIC. IIC represents and warrants to L/F as follows:

         (a) IIC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri.

         (b) IIC has full corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by or on the part of IIC to authorize the execution, delivery, and carrying out of this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by IIC and constitutes the legal, valid and binding obligation of IIC enforceable in accordance with its terms.

         (c) IIC has good, valid, and marketable title to the Equipment free and clear of all security interests, liens, charges, claims or other encumbrances of any kind whatsoever.

         (d) IIC is an "accredited investor" (as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Act")). IIC acknowledges that it is familiar with the condition of L/F, financial and otherwise, and with its business operations and prospects, and further acknowledges that IIC has been provided with a copy of L/F's Form 10-K for the fiscal year ended March 31, 2000 and Forms 10-Q for the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000, and have been given access to all of the financial and any other information requested by it or deemed by it to be necessary or material for it to make the investment decision to acquire the Preferred Stock.

         (e) IIC is acquiring the Preferred Stock and, upon conversion thereof, the underlying shares of Common Stock (collectively, the "Shares") for its own account for investment and not with a view to the sale or distribution thereof in any manner which will constitute a violation of the Act, or the Rules and Regulations promulgated thereunder; and will not sell, transfer, pledge hypothecate or otherwise dispose of the Shares without either an effective registration statement relating to such disposition or an opinion of counsel that the Shares may be disposed of without being registered. IIC acknowledges that the Shares shall bear a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and may not be sold except pursuant to an effective registration statement under the Act and pursuant to registration or qualification under any applicable state securities laws or upon the receipt by L/F of an opinion of counsel knowledgeable in securities law matters and satisfactory to L/F and its counsel that the proposed transfer is exempt from registration or qualification under the Act and relevant state securities laws."

4. Representations and Warranties of L/F. L/F represents and warrants to and agrees with IIC as follows:

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         (a) L/F is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) L/F has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by or on the part of L/F to authorize the execution, delivery, and carrying out of this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by L/F and constitutes the legal, valid, and binding obligation of L/F enforceable in accordance with its terms.

5. Closing. The Closing shall take place within five business days after L/F causes to be filed with the Division of Corporations in the Delaware Department of State, a Certificate of Designation creating the Preferred Stock. At the
Closing:

         (a)      IIC shall deliver to L/F a bill of sale for the Equipment; and

         (b)      L/F shall deliver to IIC the Preferred Stock.

6. Miscellaneous.

         (a) Notices. All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows, or to such other address or person as any party may designate by notice to the other part or parties hereunder:

                  If to IIC:

                  International Ingredient Corporation
                  4240 Utah Street
                  St. Louis, MO 63116

                  If to L/F:

                  Lucille Farms, Inc.
                  150 River Road
                  Montville, NJ 07045

                  Copy to:

                  Howard S. Breslow, Esq.
                  Breslow & Walker, LLP
                  100 Jericho Quadrangle
                  Jericho, NY 11753

         (b) Amendments, Waivers. This Agreement cannot be changed or terminated and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party to be charged.

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         (c) Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties relating to the subject matter hereof and thereof.

         (d) Successors and Assigns. This Agreement may not be assigned by any party without the written consent of the other party. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (g) Press Release. The parties hereto shall confer with each other prior to the issuance of any press release relating to the transactions hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                    INTERNATIONAL INGREDIENT
                                        CORPORATION


                                    By: /s/ James Sullivan
                                        -------------------------
                                        James Sullivan, President


                                    LUCILLE FARMS INC.


                                    By: /s/ Alfonso Falivene
                                        ---------------------------
                                        Alfonso Falivene, President



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                                    EXHIBIT A

                SIX ROLL DRYERS, EACH CONSISTING OF THE FOLLOWING

o (2) 42" X 120" cast drying cylinders, machined, with specially designed cylinder ends to ensure uniform heat transfer.

o     (2) end frames mounted on integral I-beam sub frame.

o (2) knife bars with gib plates, mounting caps, adjusting wheel and rod, blades, and blade adjusting screws.

o (4) main bearing housings with fiber bearing inserts and sight feed oilers.

o (1) main drive system consisting of sprockets, chains, gear reducer, v-belts, and sight feed oiler.

o     (1) drive motor - 25 H.P., 480 V, 3 ph, TEFC, 1750 rpm.

o     (1) steam capture hood -stainless steel construction.

o (1) steam exhaust stack fan - 30" diameter, fiberglass construction with motor, sheaves, v-belts assembled. Motor to be 1.5 H.P. 480 V, 3ph, TEFC, 1750 rpm.

o     (2) 30" X 10" steam exhaust stack sections - stainless steel construction.

o (1) pkg. steam supply components to include (2) flexible steel vibration isolation hoses, (2) Johnson joints and siphon tubes complete, and necessary piping to plumb these components.

o (1) pkg. steam condensate return components to include (2) strainers, (2) traps with bypass piping, (2) test legs, (2) check valves, and necessary piping and valves to plumb these components.

o (2) product capture troughs - stainless steel framing and splash shields. I11MW lining.

o (2) augers and a drive system design and components for the product capture troughs.